Exhibit 23.2

                      INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Honeywell International Inc. on Form S-8 of our reports dated February 10, 1999 and June 18, 1999, appearing in the Annual Report on Form 10-K of Honeywell International Inc. for the year ended December 31, 1999 and in the Annual Report on Form 11-K of Honeywell Savings and Stock Ownership Plan for the year ended December 31, 1998, respectively.

/s/ Deloitte & Touche LLP

Parsipanny, New Jersey
February 29, 2000